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                                                                    Exhibit 99.1

                                                          [1 First BanCorp Logo]
                                                                      Alan Cohen
                           Senior Vice President, Marketing and Public Relations
                                                           Office (787) 729-8256
                                                      alan.cohen@firstbankpr.com
                                                      --------------------------

       FIRST BANCORP PROVIDES REGULATORY, FINANCIAL AND OPERATIONAL UPDATE



     o First BanCorp and FirstBank enter into Consent Orders with Banking Regulators Relating to Mortgage Transactions with Doral Financial Corporation and R&G Financial Corporation

     o    FirstBank Returns to Well-Capitalized Status

     o First BanCorp Announces Payment of Dividends and Provides Selected Operational Results

     o Audit Committee Reaches Conclusion Relating to Pass-Through Trust Certificates with R&G Premier Bank

     o    First BanCorp Announces Late 2005 Annual Report Filing



         San Juan, Puerto Rico, March 17, 2006 -- First BanCorp (NYSE:FBP) today provided an update on several regulatory, operational and financial matters. First BanCorp announced that it has agreed with the Board of Governors of the Federal Reserve System to a consent Order in which First BanCorp consents to a Cease and Desist Order. The consent Order is a result of certain concerns of banking regulators relating to the incorrect accounting for and documentation of mortgage-related transactions with Doral Financial Corporation and R&G Financial Corporation in the absence of current financial statements. As previously announced in December 2005, First BanCorp initially reported those transactions as purchases of mortgage loans before determining that they should have been accounted for as secured loans to the financial institutions because they were not true sales. First BanCorp also announced that its subsidiary, FirstBank, has entered into similar agreements with the FDIC and the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico. The agreements, signed by all

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parties involved, do not impose any restrictions on First BanCorp's day-to-day banking and lending activities.

         The consent Orders require First BanCorp and FirstBank to take various affirmative actions, including engaging an independent consultant to review mortgage portfolios, finalizing the documentation of the loans with Doral and R&G resulting from the need to classify the mortgage-related transactions as secured loans, submitting capital and liquidity contingency plans, providing notice prior to the incurring of additional debt or restructuring or repurchasing debt, obtaining approval prior to purchasing or redeeming stock, filing corrected regulatory reports upon completion of the restatement of financial statements and obtaining regulatory approval prior to paying dividends after those payable in March. First BanCorp's management believes, based upon its views as to First BanCorp's future profitability, that the terms of the dividend restrictions included in the orders will enable the bank regulators to permit First BanCorp's payment of dividends to its security holders in the future. However, no assurance can be given that either or both of the regulators will approve future dividend payments.

         "We support our regulators' efforts in working with us to maintain the continued strength of First BanCorp," said Luis Beauchamp, First BanCorp President and CEO. "We will continue to work with the appropriate agencies to completely address all regulatory concerns, and we continue to take our own actions to rectify these matters."

         Beauchamp continued, "We are working diligently with Doral, R&G and other financial institutions to reduce the amount of our secured loans to Doral and R&G through warehousing facilities for a substantial portion of the mortgage portfolio, sale of mortgages through a securitization process and the sale of participations in the loans. All of these options are intended to reduce the outstanding balance of our loans to Doral and R&G that are secured by mortgages," added Beauchamp.

         During the 4th, quarter the bank received a partial repayment of $137 million by R&G Financial of its secured commercial loans. Even though there is no guarantee, the Corporation expects that future partial repayments will continue.


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         "The consent Orders do not impose any restrictions on our day-to-day banking and lending activities; therefore, we continue implementing our business strategy," explained Beauchamp.

RETURN TO THE WELL-CAPITALIZED STATUS

         The Corporation announced that FirstBank's Call Report filed for the fourth quarter of 2005 shows that, as of December 31, 2005, FirstBank had returned to the well-capitalized level, within the meaning established by the FDIC. First BanCorp made a capital contribution to FirstBank of $110 million at the end of 2005. Also, the partial repayment made by R&G in the fourth quarter of 2005 released capital allocated to the loans secured by the mortgage loans to R&G, thus contributing to the well-capitalized level.

PAYMENT OF DIVIDENDS

         The Board of Directors approved First BanCorp's 43rd consecutive quarterly dividend payment on its common shares, declaring a first quarter 2006 dividend of $0.07 per share. The dividend on the common stock is payable on March 31, 2006, to stockholders of record as of March 24, 2006. The Board of Directors also approved the corresponding dividend payments on its preferred stock, Series A through E, and the Trust Preferred I & II.

SELECTED OPERATIONAL RESULTS

         First BanCorp provided selected unaudited loan data as of December 31, 2005. The Corporation reported that total loans receivable before allowance for loan losses were approximately $12.7 billion as of December 31, 2005. Total loans receivable before allowance for loan losses were approximately $9.7 billion as of December 31, 2004. The nearly $3.0 billion increase in loans receivable as of December 31, 2005, was primarily driven by an increase of approximately $1.4 billion in commercial and construction loans, an increase of approximately $360 million in consumer and automobile loans and an increase of approximately $1.3 billion in residential real estate loans. The origination of residential real estate loans was driven by FirstMortgage, the mortgage subsidiary of FirstBank. First BanCorp did not make any bulk purchases of mortgage loans after the first quarter of 2005.

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AUDIT COMMITTEE REACHES CONCLUSION RELATING TO PASS-THROUGH TRUST CERTIFICATES

         The Corporation's Audit Committee concluded that all of the transactions related to the pass-through trust certificates from R&G Premier Bank, involving approximately $220 million of mortgages represented by the certificates, were not true sales as a legal matter and for accounting purposes. The pass-through trust certificates are now classified as secured commercial loans. While the revised classification does not require additional regulatory capital, management has recorded loan loss reserves in the amount of approximately $110 thousand relating to these loans. Prior to the revised classification, the pass-through certificates were considered investment securities and, as such, did not require loan loss reserves.

         In addition, the Audit Committee's review of mortgage-related transactions, which has been described in the Corporation's prior press releases, is nearing completion. "We are pleased with the progress of the Audit Committee's review and continue to be committed to stringent accounting and internal control procedures," said Beauchamp. "We are happy to put these issues behind us, while maintaining our focus on our primary business."

LATE FORM 10-K FILING UPDATE

         First BanCorp also announced that it did not file its annual report on Form 10-K for the fiscal year ended December 31, 2005 with the Securities and Exchange Commission by the required filing date of March 16, 2006. First BanCorp is in the process of preparing restated financial statements to correct the accounting for the mortgage-related transactions with Doral and R&G and for the interest rate swaps that it uses to hedge the interest rate risk inherent in its brokered certificates of deposit and medium term notes. In addition, the restatement may also address other accounting matters identified as part of the on-going restatement process. First BanCorp intends to complete the restatement process and file restated financial statements with the Securities and Exchange Commission in the summer of 2006. It expects to file the 2005 annual report on Form 10-K thereafter. The late 10-K filing requires the postponement of the shareholder's meeting for the year 2005 until further notice.

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ABOUT FIRST BANCORP

         First BanCorp is the parent corporation of FirstBank Puerto Rico, a state chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, formerly UniBank, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 139 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency; First Trade, Inc., a foreign corporation management company; and First Express, a small loan company. First BanCorp's common and preferred shares trade on the New York Stock Exchange, under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.

SAFE HARBOR

         This press release may contain certain "forward-looking statements" concerning the Corporation's economic future performance. The words or phrases "expect," "anticipate," "look forward," "should," "believes" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Corporation wishes to caution readers not to place undue reliance on any such "forward-looking statements," which speak only as of the date made and to advise readers that various factors, including the impact of the consent Orders on the Corporation's future operations and results, its ability to issue brokered certificates of deposit, its liquidity, the results of the Corporation's continuing review of the accounting judgments reflected in its historical financial statements, the impact of the announced restatement on the Corporation's customers and lenders, the ability to fund operations, changes in the interest rate environment, including the impact of such changes on the accounting for interest rate swaps, which could adversely affect FirstBank's capital status, regional and national economic conditions, competitive and regulatory factors and legislative changes, could affect the Corporation's financial performance


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and could cause the Corporation's actual results for future periods to differ materially from those anticipated or projected.

         The Corporation does not undertake, and specifically disclaims any obligation, to update any "forward-looking statements" to reflect occurrences or unanticipated events or circumstances after the date of such statements.

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